UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 14, 2016

Midland States Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Illinois	001-35272	37-1233196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1201 Network Centre Drive, Effingham, Illinois 62401
(Address of Principal Executive Offices) (Zip Code)

(217) 342-7321
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, Midland States Bancorp, Inc. (the “Company”) and Midland States Bank, a wholly owned subsidiary of the Company (the “Bank”), announced that Kevin L. Thompson has been appointed to the position of Chief Financial Officer of the Company, effective November 14, 2016.  Mr. Thompson was also appointed as Chief Financial Officer of the Bank effective November 7, 2016.

Jeffrey G. Ludwig, who was promoted to President of the Bank in February, 2016, and is also the Executive Vice President of the Company, had been the Chief Financial Officer of the Bank and the Company prior to the date of Mr. Thompson’s appointment to each position.

Mr. Thompson, age 43, previously served as Senior Vice President, Corporate Finance of Zions Bancorporation since 2014.  In this position, Mr. Thompson was responsible for financial planning and analysis, budgeting, forecasting, stress testing and overseeing the asset liability management processes.  Prior to joining Zions, Mr. Thompson worked for American Express from 2006 to 2014, where he ascended to the position of Chief Financial Officer and Treasurer of American Express Centurion Bank.  In this role, Mr. Thompson was responsible for managing the bank’s asset/liability oversight, interest rate risk, liquidity, reserves, budgeting, forecasting, and capital planning.  Mr. Thompson is a Certified Public Accountant and holds an M.B.A. and B.S. from Brigham Young University.

Mr. Thompson has entered into an employment agreement with the Company and the Bank which provides for an annual salary of $306,000 and an initial term of one year, with an automatic renewal for additional one-year periods commencing on each anniversary thereafter, unless either party provides written notice of nonrenewal ninety days prior to the extension date. Under the agreement, Mr. Thompson’s target bonus is required to be at least 40% of his base salary. If a change in control of the Company occurs during the term of the agreement, the agreement will remain in effect for the two-year period following the change in control. Following Mr. Thompson’s termination of employment, he will generally be subject to non-competition and non-solicitation restrictions for a period of 12 months. In the event Mr. Thompson’s employment is terminated by the Company in connection with a change in control (other than for cause), he will be entitled to receive the sum of 100% of his salary plus the average of his bonus payments for the prior three years. He will also be entitled to COBRA coverage at employee rates for up to 12 months and a pro rata bonus for the year of termination.  Mr. Thompson also received a sign-on bonus of $60,000, and is eligible to receive a discretionary bonus for the Company’s 2016 fiscal year.

Item 7.01. Regulation FD Disclosure.

On November 14, 2016, the Company issued a press release announcing the appointment of Kevin L. Thompson as Chief Financial Officer of the Company.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Midland States Bancorp, Inc., dated November 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midland States Bancorp, Inc.

Date: November 14, 2016	By:	/s/ Douglas J. Tucker
Douglas J. Tucker
Senior Vice President and Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Midland States Bancorp, Inc., dated November 14, 2016